                                                                    EXHIBIT 4(0)



         ____________________________________________________________
         ____________________________________________________________





                                CREDIT AGREEMENT


                           Dated as of March 1, 1995


                                     Among


                             CLEVELAND-CLIFFS INC,


                             THE BANKS NAMED HEREIN


                                      And


                            CHEMICAL BANK, as Agent





         ____________________________________________________________
         ____________________________________________________________


[6700-089(RM1)/CVO1.WPF/7N/4334/9M]

                               TABLE OF CONTENTS



                                                                                                                              Page
                                                                                                                              ----
                                                                     ARTICLE I

                                                                   Definitions
                                                                   -----------
                          SECTION 1.01.            Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .              1
                          SECTION 1.02.            Terms Generally . . . . . . . . . . . . . . . . . . . . . . .              16


                                                                   ARTICLE II

                                                                   The Credits
                                                                   -----------
                          SECTION 2.01.            Commitments . . . . . . . . . . . . . . . . . . . . . . . . .              16
                          SECTION 2.02.            Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .              17
                          SECTION 2.03.            Notice of Borrowings  . . . . . . . . . . . . . . . . . . . .              19
                          SECTION 2.04.            Notes; Repayment of Loans . . . . . . . . . . . . . . . . . .              19
                          SECTION 2.05.            Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              20
                          SECTION 2.06.            Interest on Loans . . . . . . . . . . . . . . . . . . . . . .              20
                          SECTION 2.07.            Default Interest  . . . . . . . . . . . . . . . . . . . . . .              21
                          SECTION 2.08.            Alternate Rate of Interest  . . . . . . . . . . . . . . . . .              22
                          SECTION 2.09.            Termination and Reduction of Commitments  . . . . . . . . . .              22
                          SECTION 2.10.            Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . .              23
                          SECTION 2.11.            Reserve Requirements; Change in Circumstances . . . . . . . .              24
                          SECTION 2.12.            Change in Legality  . . . . . . . . . . . . . . . . . . . . .              26
                          SECTION 2.13.            Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . .              27
                          SECTION 2.14.            Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . .              27
                          SECTION 2.15.            Sharing of Setoffs  . . . . . . . . . . . . . . . . . . . . .              28
                          SECTION 2.16.            Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .              29
                          SECTION 2.17.            Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .              29
                          SECTION 2.18.            Termination or Assignment of Commitments Under Certain
                                                   Circumstances . . . . . . . . . . . . . . . . . . . . . . . .              32



                                                                  ARTICLE III

                                                         Representations and Warranties
                                                         ------------------------------
                          SECTION 3.01.            Organization, Corporate Powers  . . . . . . . . . . . . . . .              33
                          SECTION 3.02.            Authorization . . . . . . . . . . . . . . . . . . . . . . . .              34

[6700-089(RM1)/TC01.WPF/7N/4334/9M]

                                                                                                Contents, p. 2

                          SECTION 3.03             Governmental Approvals  . . . . . . . . . . . . . . . . . . .              34
                          SECTION 3.04.            Enforceability  . . . . . . . . . . . . . . . . . . . . . . .              34
                          SECTION 3.05.            Financial Statements  . . . . . . . . . . . . . . . . . . . .              34
                          SECTION 3.06.            No Material Adverse Change  . . . . . . . . . . . . . . . . .              35
                          SECTION 3.07.            Title to Properties; Possession Under Leases  . . . . . . . .              35
                          SECTION 3.08.            Litigation; Compliance with Laws  . . . . . . . . . . . . . .              35
                          SECTION 3.09.            Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .              36
                          SECTION 3.10.            Federal Reserve Regulations . . . . . . . . . . . . . . . . .              36
                          SECTION 3.11.            Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .              37
                          SECTION 3.12.            Employee Benefit Plans  . . . . . . . . . . . . . . . . . . .              37
                          SECTION 3.13.            No Material Misstatements . . . . . . . . . . . . . . . . . .              37
                          SECTION 3.14.            Investment Company Act and Public Utility Holding Company Act              38
                          SECTION 3.15.            Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .              38
                          SECTION 3.16.            Environmental and Safety Matters  . . . . . . . . . . . . . .              38


                                                                    ARTICLE IV

                                                              Conditions of Lending
                                                              ---------------------
                          SECTION 4.01.            All Borrowings  . . . . . . . . . . . . . . . . . . . . . . .              39
                          SECTION 4.02.            First Borrowing . . . . . . . . . . . . . . . . . . . . . . .              40


                                                                     ARTICLE V

                                                              Affirmative Covenants
                                                              ---------------------
                          SECTION 5.01.            Corporate Existence . . . . . . . . . . . . . . . . . . . . .              41
                          SECTION 5.02.            Business and Properties . . . . . . . . . . . . . . . . . . .              41
                          SECTION 5.03.            Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .              42
                          SECTION 5.04.            Obligations and Taxes . . . . . . . . . . . . . . . . . . . .              42
                          SECTION 5.05.            Financial Statements, Reports, etc. . . . . . . . . . . . . .              43
                          SECTION 5.06.            Litigation and Other Notices  . . . . . . . . . . . . . . . .              44
                          SECTION 5.07.            ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .              45
                          SECTION 5.08.            Maintaining Records; Access to Properties and Inspections . .              45
                          SECTION 5.09.            Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .              46


                                                                    ARTICLE VI

                                                               Negative Covenants
                                                               ------------------
                          SECTION 6.01.            Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .              46
                          SECTION 6.02.            Sale and Leaseback Transactions . . . . . . . . . . . . . . .              48

[6700-089(RM1)/TC01.WPF/7N/4334/9M]

                                                                                                Contents, p. 3


                          SECTION 6.03.            Mergers and Acquisitions  . . . . . . . . . . . . . . . . . .              49
                          SECTION 6.04.            Disposition of Assets . . . . . . . . . . . . . . . . . . . .              49
                          SECTION 6.05.            Line of Business  . . . . . . . . . . . . . . . . . . . . . .              51
                          SECTION 6.06.            Consolidated Tangible Net Worth . . . . . . . . . . . . . . .              51
                          SECTION 6.07.            Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . . .              51
                          SECTION 6.08.            Transactions with Affiliates  . . . . . . . . . . . . . . . .              51
                          SECTION 6.09.            Fiscal Year; Accounting . . . . . . . . . . . . . . . . . . .              52


                                                                    ARTICLE VII

                                                   Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . .              52
                                                   --------

                                                                   ARTICLE VIII

                                                   The Agent . . . . . . . . . . . . . . . . . . . . . . . . . .              56
                                                   ---------

                                                                    ARTICLE IX

                                                                  Miscellaneous
                                                                  -------------
                          SECTION 9.01.            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .              60
                          SECTION 9.02.            Survival of Agreement . . . . . . . . . . . . . . . . . . . .              60
                          SECTION 9.03.            Binding Effect  . . . . . . . . . . . . . . . . . . . . . . .              61
                          SECTION 9.04.            Successors and Assigns  . . . . . . . . . . . . . . . . . . .              61
                          SECTION 9.05.            Expenses of the Agent and the Banks; Indemnity  . . . . . . .              65
                          SECTION 9.06.            Right of Setoff . . . . . . . . . . . . . . . . . . . . . . .              67
                          SECTION 9.07.            Applicable Law  . . . . . . . . . . . . . . . . . . . . . . .              67
                          SECTION 9.08.            Payments on Business Days . . . . . . . . . . . . . . . . . .              67
                          SECTION 9.09.            Waivers; Amendment  . . . . . . . . . . . . . . . . . . . . .              67
                          SECTION 9.10.            Interest Rate Limitation  . . . . . . . . . . . . . . . . . .              68
                          SECTION 9.11.            Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . .              69
                          SECTION 9.12.            Severability  . . . . . . . . . . . . . . . . . . . . . . . .              69
                          SECTION 9.13.            Entire Agreement  . . . . . . . . . . . . . . . . . . . . . .              69
                          SECTION 9.14.            Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .              69
                          SECTION 9.15.            Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .              70





[6700-089(RM1)/TC01.WPF/7N/4334/9M]

                                                                  Contents, p.4


                             EXHIBITS AND SCHEDULES

EXHIBIT A                 Form of Note
EXHIBIT B                 Form of Assignment and Acceptance
EXHIBIT C                 Administrative Questionnaire
EXHIBIT D                 Form of Opinion of Counsel of Frank L.
                          Hartman, Vice President and General Counsel to the
                          Borrower
Schedule I                Entities Not Deemed Subsidiaries
Schedule 2.01             Commitments
Schedule 3.16             Environmental Matters
Schedule 6.01             Liens
Schedule 6.07             Indebtedness





[6700-089(RM1)/TC01.WPF/7N/4334/9M]

                                                                  CONFORMED COPY

                                  CREDIT AGREEMENT dated as of March 1, 1995,
                          among CLEVELAND-CLIFFS INC, an Ohio corporation (the "Borrower"), the banks listed on Schedule 2.01 (the "Banks"), and CHEMICAL BANK, as agent for the Banks (in such capacity, the "Agent").


                 The Borrower has requested the Banks to extend credit in order to enable the Borrower, subject to the terms and conditions of this Agreement, to borrow on a revolving basis, at any time and from time to time prior to the Maturity Date (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), an aggregate principal amount at any time outstanding not in excess of $100,000,000. The proceeds of such borrowings are to be used for general corporate purposes. The Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

                 Accordingly, the Borrower, the Banks and the Agent agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------
                 SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

                 "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

                 "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                 "ADJUSTED CD RATE" shall mean, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary,

[6700-089(RM1)/CR01.CNF/7N/4334/9M]
to the next 1/100 of 1%) of the prevailing rates per annum bid on or about 10:00 a.m., New York City time, to the Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in principal amount approximately equal to the Agent's portion (or, if different, the portion of the Bank having the largest Commitment) of such CD Borrowing and with a maturity comparable to such Interest Period.

                 "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, the term "LIBO Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Agent's portion (or, if different, the portion of the Bank having the largest Commitment) of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                 "ADMINISTRATIVE FEE" shall have the meaning assigned to such term in Section 2.05(b).

                 "AFFILIATE" shall mean, when used with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                 "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being





[6700-089(RM1)/CR01.CNF/7N/4334/9M]
effective. "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit in units of $100,000 or more reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit in units of $100,000 or more issued by major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                 "APPLICABLE MARGIN" shall mean, with respect to the Loans comprising any Eurodollar Borrowing or CD





[6700-089(RM1)/CR01.CNF/7N/4334/9M]

Borrowing, on any date, the applicable percentage set forth below under the caption "EURODOLLAR SPREAD" or "CD SPREAD", as applicable, based upon the ratio as of the last day of the most recent fiscal quarter for which financial statements have been delivered as provided below of (a) Total Indebtedness on such date to (b) the sum of (i) Consolidated Tangible Net Worth on such date plus (ii) Total Indebtedness on such date:


                                                                                     Eurodollar
                                                  Ratio                                Spread               CD Spread
                                                  -----                              ----------             ---------
                          Category 1
                          ----------

                          Less than or equal to .20 to 1                                .375%                 .500%

                          Category 2
                          ----------

                          Greater than .20 to 1 and
                          less than .35 to 1                                            .400%                 .525%

                          Category 3
                          ----------

                          Greater than or equal to .35 to 1                             .700%                 .825%

                 Each change in the Applicable Margin resulting from a change in the ratio of Total Indebtedness to the sum of Consolidated Tangible Net Worth plus Total Indebtedness as of the end of any fiscal quarter will be effective as of the first day of the second succeeding fiscal quarter. Notwithstanding the foregoing, at any time at which the Borrower has failed to deliver such financial statements or such certificate with respect to such fiscal quarter and five Business Days shall have elapsed since the Administrative Agent shall have notified the Borrower of its failure to deliver such financial statements or such certificate with respect to such fiscal quarter in accordance with such provisions, the then-current ratio of Total Indebtedness to the sum of Consolidated Tangible Net Worth plus Total Indebtedness shall be deemed to be greater than .35 to 1 until such time as the Borrower shall deliver such financial statements and certificate.

                 "ASSESSMENT RATE" shall mean for any day the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for





[6700-089(RM1)/CR01.CNF/7N/4334/9M]
insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

                 "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Bank and an assignee, and accepted by the Agent, in the form of Exhibit B hereto.

                 "ATTRIBUTABLE DEBT" shall mean, in connection with a Sale and Lease Back Transaction, the present value (discounted in accordance with generally accepted accounting principles at the debt rate implied in the lease) of the obligations of the lessee for rental payments during the term of the lease.

                 "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

                 "BORROWING" shall mean a group of Loans of a single Type made by the Banks on a single date and as to which a single Interest Period is in effect.

                 "BUSINESS DAY" shall mean any day, other than a day which is a Saturday, Sunday or legal holiday in the State of New York, on which banks are not authorized or required to be closed in New York City; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                 "CAPITALIZED LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under generally accepted accounting principles and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with generally accepted accounting principles.

                 "CD BORROWING" shall mean a Borrowing comprised of CD Loans.





[6700-089(RM1)/CR01.CNF/7N/4334/9M]

                 "CD LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

                 A "CHANGE IN CONTROL" shall be deemed to have occurred if any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall acquire directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower.

                 "CLOSING DATE" shall mean the date of the first Borrowing.

                 "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                 "COMMITMENT" shall mean, with respect to any Bank, the commitment of such Bank to make Loans hereunder as set forth in paragraphs (a) and (b) of Section 2.01 and in Schedule 2.01 hereto, or in an Assignment and Acceptance delivered by such Bank under Section 9.04, as the same may be reduced from time to time pursuant to Section 2.09 or pursuant to one or more assignments under Section 9.04.

                 "COMMITMENT FEE" shall have the meaning assigned to such term in Section 2.05(a).

                 "COMMITMENT FEE PERCENTAGE" shall mean, on any date, the applicable percentage set forth below based upon the ratio as of the last day of the most recent preceding fiscal quarter for which financial statements have been delivered as provided below of (a) Total Indebtedness on such date to (b) the sum of (i) Consolidated Tangible Net





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
                                                                               7

Worth on such date plus (ii) Total Indebtedness on such date:

                                                                                      Commitment Fee
                          Ratio                                                         Percentage
                          -----                                                       --------------
                          Category 1
                          ----------

                          Less than or equal to .20 to 1                                    .125%

                          Category 2
                          ----------

                          Greater than .20 to 1 and less than .35 to 1                      .150%

                          Category 3
                          ----------

                          Greater than or equal to .35 to 1                                 .250%

Each change in the Commitment Fee Percentage resulting from a change in the ratio of Total Indebtedness to the sum of Consolidated Tangible Net Worth plus Total Indebtedness as of the end of any fiscal quarter will be effective as of the first day of the second succeeding fiscal quarter. Notwithstanding the foregoing, at any time at which the Borrower has failed to deliver such financial statements or such certificate with respect to such fiscal quarter and five Business Days shall have elapsed since the Administrative Agent shall have notified the Borrower of its failure to deliver such financial statements or such certificate with respect to such fiscal quarter in accordance with such provisions, the then current ratio of Total Indebtedness to the sum of Consolidated Tangible Net Worth plus Total Indebtedness shall be deemed to be greater than .35 to 1 until such time as the Borrower shall deliver such financial statements and certificate.

                 "CONSOLIDATED NET INCOME" with respect to the Borrower for any period shall mean the net income (or net deficit) of the Borrower and the Subsidiaries for such period (excluding charges related to the adoption of Statement of Financial Accounting Standards ("SFAS") 106 (Employers' Accounting for Post-Retirement Benefits Other Than Pensions)), computed on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

                 "CONSOLIDATED TANGIBLE NET WORTH" with respect to the Borrower at any date shall mean (i) the sum of the Borrower's capital stock, capital in excess of par or stated value of shares of such capital stock, retained earnings and





[6700-089(RM1)/CR01.CNF/7N/4334/9M]
any other account which, in accordance with generally accepted accounting principles consistently applied, constitutes stockholders' equity, less (ii) the Borrower's treasury stock, less (iii) the amount of all assets of the Borrower reflected as goodwill, patents, research and development and all other assets required to be classified as intangibles in accordance with generally accepted accounting principles, less (iv) all writeups of assets of the Borrower occurring after the date hereof, plus (v) the amount of any liability or reserve related to the Borrower's adoption of SFAS 106.

                 "CONTROL" (including the terms "Controlling", "Controlled by" and "under common Control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                 "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                 "DOLLARS" and the symbol "$" shall mean the lawful currency of the United States of America.

                 "ENVIRONMENTAL LAWS" at any date shall mean all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                 "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower or any Subsidiary is a member and which is under common Control with the Borrower or any Subsidiary within the meaning of Section 414 of the Code, and the regulations promulgated thereunder.





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                                                                               9


                 "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

                 "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                 "EVENT OF DEFAULT" shall have the meaning specified in Article VII hereof.

                 "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement dated as of April 30, 1992, as amended, among Cleveland-Cliffs Inc, the banks listed therein and Chemical Bank, as agent.

                 "FEES" shall mean the Administrative Fees and the Commitment Fees.

                 "FINANCIAL OFFICER" of any corporation shall mean its chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or assistant controller.

                 "FUNDED DEBT" shall mean, with respect to the Borrower and its Subsidiaries at the time of determination thereof, all Indebtedness of the Borrower and its Subsidiaries determined at such time on a consolidated basis, including any portion of such Indebtedness that would be classified as current in accordance with generally accepted accounting principles, but in all events excluding any amount of such Indebtedness arising from or attributable to (i) amounts outstanding under credit lines, revolving credit agreements or similar agreements so long as all such amounts are fully paid for a period of not less than 30 consecutive days in each twelve-month period pursuant to the terms of such agreements, (ii) trade payables and accrued expenses (other than for borrowed money) constituting current liabilities, (iii) short term letters of credit, surety bonds and similar instruments issued in commercial transactions in the ordinary course of business and (iv) any Guarantee of Indebtedness of Subsidiaries of the types described in any of the foregoing clauses (i), (ii) or (iii).

                 "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.





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                                                                              10


                 "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business), and the term "Guaranteed" shall have a correlative meaning.

                 "INDEBTEDNESS" shall mean, with respect to any person, at any time, without duplication, (a) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments,
(c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid when due), (f) all Capitalized Lease Obligations of such person, (g) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances, (h) all Guarantees of such person of the Indebtedness of others, (i) all obligations of such person in respect of interest rate protection agreements, (j) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or which may be satisfied by or out of the proceeds of, any property owned or acquired by such person, whether or not the obligations secured thereby have been assumed and (k) all Indebtedness of others that is serviced by such person, whether or not such Indebtedness has been assumed; PROVIDED, HOWEVER, that Indebtedness shall





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                                                                              11


not be deemed to include (1) any Indebtedness of any Subsidiary or any of the entities listed on Schedule I hereto to the extent such Indebtedness (or a participation interest in such Indebtedness) is owned by the Borrower or any Subsidiary, (2) intercompany Indebtedness not effectively serviced by such person from time to time existing between such person and its subsidiaries, or between two or more such subsidiaries, which would not, in accordance with generally accepted accounting principles consistently applied, be reflected as Indebtedness on a consolidated balance sheet of the ultimate parent of such person or (3) obligations in the nature of performance bonds and other similar surety arrangements to the extent paid or covered by insurance from financially sound and reputable insurers. For purposes of this Agreement the principal amount of any Indebtedness referred to in clause (i) of the preceding sentence shall be the amount of any such obligation that would be payable upon the acceleration, termination or liquidation thereof.

                 "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration or a CD Borrowing with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

                 "INTEREST PERIOD" shall mean, subject to Section 2.02(d), (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any CD Borrowing, a period of 30, 60, 90 or 180 days' duration, as the Borrower may elect, commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately





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                                                                              12


preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is repaid or prepaid in accordance with Section 2.10; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                 "LIEN" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; PROVIDED, that neither the right of an issuer to redeem its securities upon payment of an amount not less than the issuance price thereof, nor rights of first refusal or similar rights granted to any issuer of such securities or to any partner (or any Affiliates of such partner) of the issuer of such securities or of the person holding such securities, or any rights or restrictions applicable to any securities issued in a bankruptcy reorganization, which rights or restrictions are created pursuant to the applicable court approved plan of reorganization, shall be deemed to be a Lien.

                 "LOAN" or "LOANS" shall mean the loans made by the Banks pursuant to Section 2.01. Each Loan shall be either an ABR Loan, a CD Loan or a Eurodollar Loan.

                 "LOAN DOCUMENTS" shall mean this Agreement and the Notes.

                 "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

                 "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole or (b) material impairment of





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
                                                                              13


the ability of the Borrower to perform any of its obligations under any Loan Document to which it is or will be a party.

                 "MATURITY DATE" shall mean March 1, 2000.

                 "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing any obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "NOTE" or "NOTES" shall mean the promissory notes of the Borrower issued pursuant to Section 2.04, substantially in the form of Exhibit A.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                 "PERMITTED LIENS" shall mean liens permitted to be incurred by the Borrower or a Subsidiary in accordance with Section 6.01, whether presently in existence or hereafter arising.

                 "PERSON" shall mean and include any natural person, company, partnership, joint venture, association, corporation, business trust, unincorporated organization or government or any department or political subdivision or agency thereof.

                 "PLAN" shall mean any pension plan other than a Multiemployer Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained (in whole or in part) for employees of the Borrower or any ERISA Affiliate.

                 "REGULATION D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "REGULATION G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.





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
                                                                              14


                 "REGULATION U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "REGULATION X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "REPORTABLE EVENT" shall mean any reportable event as defined in Section 4043 of Title IV of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

                 "REQUIRED BANKS" shall mean, at any time, Banks holding Loans representing at least 66-2/3% of the sum of the aggregate principal amount of the Loans outstanding or, if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the aggregate Commitments.

                 "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                 "SALE AND LEASEBACK TRANSACTION" shall have the meaning given such term in Section 6.02.

                 "SENIOR DEBT" shall mean, at the time of determination thereof, the Loans then outstanding hereunder and all other Funded Debt outstanding at such time, other than any of such Funded Debt which by its terms or by agreement is subordinated in right of payment to the Loans then outstanding hereunder in a manner satisfactory to, and approved by, the Required Banks, and under which no scheduled principal payments are due prior to the Maturity Date.

                 "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is





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
                                                                              15


subject (a) with respect to the Adjusted CD Rate or the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in Dollars of $100,000 or more with maturities approximately equal to (i) the applicable Interest Period, in the case of the Adjusted CD Rate, and (ii) three months, in the case of the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "SUBSIDIARY" shall mean, with respect to any person (the "Parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or Controlled by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more subsidiaries of the Parent.

                 "SUBSIDIARY" shall mean any subsidiary of the Borrower, other than those entities listed on Schedule I.

                 "TOTAL INDEBTEDNESS" with respect to the Borrower shall mean the aggregate amount of all Indebtedness of the Borrower and the Subsidiaries, calculated on a consolidated basis, without duplication.

                 "TRANSACTIONS" shall have the meaning assigned to such term in
Section 3.02.

                 "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the Adjusted CD Rate and the Alternate Base Rate.

                 "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial





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                                                                              16


withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

                 SECTION 1.02.  TERMS GENERALLY.  The definitions in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles, as in effect from time to time; PROVIDED, HOWEVER, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with generally accepted accounting principles, as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05.


                                   ARTICLE II

                                  The Credits
                                  -----------

                 SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Bank in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the Commitment of such Bank set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.





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                                                                              17


                 Within the limits set forth in Schedule 2.01, the Borrower may borrow, pay or prepay and reborrow Loans on or after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                 SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitments; PROVIDED, HOWEVER, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). The Loans comprising each Borrowing shall be in an aggregate principal amount which is an integral multiple of $500,000 and not less than $2,500,000 (or an aggregate principal amount equal to the remaining balance of the Commitments).

                 (b) Each Borrowing shall be comprised entirely of ABR Loans, CD Loans or Eurodollar Loans, as the Borrower may request pursuant to Section
2.03. Each Bank may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than seven separate CD Loans or Eurodollar Loans of any Bank being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                 (c) Subject to paragraph (d) below, each Bank shall make a Loan in the amount of its pro rata portion, as determined under Section 2.14, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 12:00 noon, New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall





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
                                                                              18


not have been met, return the amounts so received to the respective Banks. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing, or, in the case of an ABR Borrowing, by 12:00 noon, New York City time, on the date of such ABR Borrowing, that such Bank will not make available to the Agent such Bank's portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, (i) in the case of the Borrower, for each day from the date such amount is made available to the Borrower to (but not including) the date on which such amount is repaid to the Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing (provided that the Borrower shall not be required to pay any amount as a premium, penalty or similar prepayment charge in connection with any such repayment) and (ii) in the case of such Bank, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount shall (so long as such corresponding amount advanced by the Agent on behalf of such Bank to the Borrower remains part of an outstanding Borrowing hereunder) constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement. Without prejudice to any other recourse or remedy that may be available to the Borrower against such Bank, such Bank shall not be entitled to receive, and the Borrower shall not be required to pay, a Commitment Fee pursuant to Section 2.05(a) of this Agreement on any amount that such Bank is obligated to repay to the Agent as provided above.

                 (d) The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.10, as applicable, with the proceeds of a new Borrowing, and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks





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
                                                                              19


to the Agent or by the Agent to the Borrower pursuant to paragraph (c) above.

                 SECTION 2.03. NOTICE OF BORROWINGS. The Borrower shall give the Agent written, telex or telecopy notice (or telephone notice promptly confirmed in writing or by telex or telecopy) in the case of Borrowing that is
(a) a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before a proposed Borrowing, (b) a CD Borrowing, not later than 10:00 a.m., New York City time, two Business Days before a proposed Borrowing and (c) an ABR Borrowing, not later than 11:00 a.m., New York City time, the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business
Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing or CD Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing or CD Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.03 and of each Bank's portion of the requested Borrowing.

                 SECTION 2.04. NOTES; REPAYMENT OF LOANS. The Loans made by each Bank shall be evidenced by a Note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A with the blanks appropriately filled, payable to the order of such Bank in a principal amount equal to such Bank's Commitment. The outstanding principal balance of each Loan, as evidenced by such a Note, shall be payable on the last day of the Interest Period applicable to such Loan. Each Note shall bear interest from the date of the first Borrow-





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
                                                                              20


ing hereunder on the outstanding principal balance thereof as set forth in
Section 2.06. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; PROVIDED, HOWEVER, that the failure of any Bank to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement and the applicable Notes.

                 SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Bank, through the Agent, on the last Business Day of March, June, September and December in each year, and on the earlier of the Maturity Date and the date on which the Commitment of such Bank shall be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the applicable Commitment Fee Percentage on the average daily unused amount of the Commitment of such Bank during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitment of such Bank shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Bank shall commence to accrue on the date of this Agreement and shall cease to accrue on the earlier of the Maturity Date and the date on which the Commitment of such Bank shall be terminated as provided herein.

                 (b) The Borrower agrees to pay to the Agent, for its own account, agent and administrative fees (the "Administrative Fees") in the amounts agreed upon in the letter agreement dated February 22, 1995, between the Borrower and the Agent.

                 (c) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

                 SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.07, the Loans comprising each





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                                                                              21


ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

                 (b) Subject to the provisions of Section 2.07, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin with respect to such Loans.

                 (c) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Eurodollar Borrowing plus the Applicable Margin with respect to such Loans.

                 (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted CD Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent manifest error. The Agent shall, upon request, advise the Borrower of any such determination.

                 SECTION 2.07. DEFAULT INTEREST. If the Borrower shall default (i) in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise or (ii) in the due observance of the covenants contained in Section 6.06 or 6.07, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, in the case of a default under clause (i) hereof on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment), and, in the case of a default under clause (ii) hereof, on the aggregate amount of the Loans outstanding on the date of such default from the date 60 days after such default up to (but not including) the date the Borrower shall cease to fail to comply with Sections 6.06 or 6.07, in each case at a rate per annum (computed on the basis of the actual number of days elapsed





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                                                                              22


over a year of 360 days) equal to the Alternate Base Rate plus 2%.

                 SECTION 2.08. ALTERNATE RATE OF INTEREST. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written, telex or telecopy notice of such determination to the Borrower and the Banks. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall, until the Agent shall have advised the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

                 (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Borrowing is to be determined the Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Agent shall determine that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Bank of making or maintaining its CD Loan during such Interest Period, the Agent shall, as soon as practicable thereafter, give written, telex or telecopy notice of such determination to the Borrower and the Banks. In the event of any such determination, any request by the Borrower for a CD Borrowing pursuant to Section 2.03 shall, until the Agent shall have advised the Borrower and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

                 SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Upon at least three Business Days' prior





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                                                                              23


irrevocable written, telex or telecopy notice (or telephone notice promptly confirmed in writing or by telex or telecopy) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; PROVIDED, HOWEVER, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000.

                 (b) Each reduction in the Commitments hereunder shall be made ratably among the Banks in accordance with their respective applicable Commitments. The Borrower shall pay to the Agent for the account of the Banks, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

                 (c) The Commitments shall be automatically terminated at 5:00 p.m., New York City time, on the Maturity Date.

                 SECTION 2.10. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written, telex or telecopy notice (or telephone notice promptly confirmed by written, telex or telecopy notice) to the Agent; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000.

                 (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.09 or 6.04, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the aggregate Commitments after giving effect to such termination or reduction.

                 (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 2.13 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by





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                                                                              24


accrued interest on the principal amount being prepaid to the date of payment.

                 SECTION 2.11.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan or CD Loan made by such Bank or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate or the Adjusted CD Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or CD Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or CD Loan or to reduce the amount of any sum received or receivable by such Bank hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then the Borrower will pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

                 (b) If any Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or





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                                                                              25


directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

                 (c) A certificate of each Bank (i) setting forth such amount or amounts (and the manner of determining the same) as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or
(b) above, as the case may be, and (ii) identifying the event or circumstance that caused the cost or reduction in respect of which such compensation is claimed, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                 (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period; PROVIDED, HOWEVER, that no Bank shall be entitled to compensation for any such increased costs or reduction in amounts received or receivable with respect to any date unless it shall have notified the Borrower that it will demand compensation therefor not more than 90 days after the later of such date and the date on which the circumstances giving rise to such increased costs or reduction in amounts received or receivable shall take effect. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.





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                                                                              26


                 (e) Any Bank claiming any additional amounts payable pursuant to this Section 2.11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

                 SECTION 2.12. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Bank may:

                 (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                 (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Bank shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of- or resulting from the conversion of, such Eurodollar Loans.

                 (b) For purposes of this Section 2.12, a notice to the Borrower by any Bank shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.





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                 SECTION 2.13.  INDEMNITY.  The Borrower shall indemnify each
Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, any failure by the Borrower to borrow or to refinance, convert or to continue any Loan hereunder after irrevocable notice of such borrowing or refinancing, conversion or continuation has been given pursuant to Section 2.03, any payment or prepayment or conversion of a CD Loan or Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the applicable Interest Period, any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), or the occurrence of any Event of Default, including, but not limited to, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a CD Loan or Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by such Bank of (i) the amount of interest that would have accrued on the principal amount so paid or prepaid or converted or not borrowed (based on the Adjusted CD Rate or the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment or prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid or prepaid or converted or not borrowed for such period or Interest Period, as the case may be. A certificate of any Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section 2.13, and the manner of determining the same, shall be delivered to the Borrower and shall be conclusive absent manifest error.

                 SECTION 2.14.  PRO RATA TREATMENT.  Except as required under
Section 2.12, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees,





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                                                                              28


each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Banks in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

                 SECTION 2.15. SHARING OF SETOFFS. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the





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                                                                              29


Borrower to such Bank by reason thereof as fully as if such Bank had made a Loan directly to the Borrower in the amount of such participation.

                 SECTION 2.16. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in Dollars to the Agent at its offices at 270 Park Avenue, New York, New York 10017 (or any other office designated in a notice from the Agent to the Borrower), in immediately available funds.

                 (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                 SECTION 2.17. TAXES. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING taxes imposed on the net income of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or





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                                                                              30


other Governmental Authority in accordance with applicable law; PROVIDED, HOWEVER, that no Transferee of any Bank shall be entitled to receive any greater payment under this paragraph (a) than such Bank would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                 (c) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority; PROVIDED, HOWEVER, that a Bank shall not be entitled to compensation for a Tax or Other Tax unless such Bank notifies the Borrower of the possible imposition of such Tax or Other Tax within 90 days after the earlier to occur of (i) the date such Bank receives a written claim for such Tax or Other Tax from a taxing authority with respect to any payment made hereunder or the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document and (ii) the date such Bank becomes aware that such Tax or Other Tax is due with respect to any payment made hereunder or the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document; and FURTHER PROVIDED that, as of the date hereof (and assuming that payments were being made on Loans outstanding hereunder on such date), each Bank and the Agent hereby confirms to the Borrower that such Bank and the Agent are aware of no Taxes or Other Taxes that would be assessed against or incurred by it that could entitle it to compensation from Borrower pursuant to this
Section 2.17. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is





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                                                                              31


entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.17, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.17, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.17 with respect to such refund), net of all out-of-pocket expenses of such Bank and without interest; PROVIDED that the Borrower, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this paragraph (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

                 (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                 (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                 (f) Upon the written request of the Borrower, each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service





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
                                                                              32


Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is
(i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax, or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

                 (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of paragraph (f) above; PROVIDED, HOWEVER, that the Borrower shall be required to pay those amounts to any Bank (or Transferee) that it was required to pay hereunder prior to the failure of such Bank (or Transferee) to comply with the provisions of such paragraph (f).

                 (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank (or Transferee).

                 SECTION 2.18. TERMINATION OR ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. In the event that any Bank shall have delivered a notice or certificate pursuant to Section 2.11 or 2.12, or the Borrower shall be required to make additional payments to any Bank under





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                                                                              33


Section 2.17, the Borrower shall have the right, at its own expense, upon notice to such Bank and the Agent, (a) to terminate the Commitment of such Bank or (b) to require such Bank to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to another financial institution which shall assume such obligations; PROVIDED that (i) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the affected Bank in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.


                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------
The Borrower represents and warrants to each of the Banks that:

                 SECTION 3.01. ORGANIZATION, CORPORATE POWERS. (a) Each of the Borrower and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, has the requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and proposed to be conducted, is qualified to do business in every jurisdiction where the nature of the business conducted or the property owned or leased by it requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect and, in the case of the Borrower, has the corporate power and authority to execute, deliver and perform its obligations under each Loan Document to which it is or will be a party and to borrow hereunder.

                 (b) Each of the Borrower and the Subsidiaries has obtained and maintains all licenses, permits, franchises, patents, copyrights, trademarks, trade names, consents and approvals necessary to own its property and assets and to carry on its business as now conducted, except where the failure to do so would not have a Material Adverse Effect.





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
                                                                              34


                 SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party, the borrowings hereunder by the Borrower, the execution and delivery of the Notes by the Borrower, the use of proceeds of the Loans in accordance with this Agreement and the other transactions constituting any of the foregoing (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation applicable to, or of the certificate or articles of incorporation or the regulations or By-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority binding upon the Borrower or any Subsidiary or (C) any material provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party, or by which the Borrower or any Subsidiary or any of their properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or
(iii) result in the creation or imposition of any Lien upon any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

                 SECTION 3.03. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

                 SECTION 3.04. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and constitutes, and the Notes, when duly executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms.

                 SECTION 3.05. FINANCIAL STATEMENTS. The Borrower has heretofore delivered to the Banks its consolidated balance sheet as of December 31, 1993, consolidated statement of operations for the fiscal year ended December 31, 1993, and consolidated statement of cash flows for the fiscal year ended December 31, 1993, of the Borrower and the Subsidiaries, all such consolidated balance sheets and financial statements audited by Ernst & Young and certified by a Financial Officer of the Borrower. Such





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statements present fairly the consolidated financial position of the Borrower and the Subsidiaries as of such dates and the results of their operations for such periods, in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise disclosed in the notes thereto and subject, where applicable, to year-end audit adjustments). Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and the Subsidiaries as of the dates thereof.

                 SECTION 3.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole since December 31, 1993.

                 SECTION 3.07.  TITLE TO PROPERTIES; POSSESSION UNDER LEASES.
(a) Each of the Borrower and the Subsidiaries has good and marketable title to (or valid leasehold interests in) all their material properties and assets reflected in the financial statements referred to in Section 3.05 (or, if more recent, the financial statements referred to in Section 5.05), except for such properties as are no longer used or useful in the conduct of their businesses or as have been disposed of since the date of such financial statements in the ordinary course of business and except for any Permitted Liens affecting title to such properties.

                 (b) Each of the Borrower and the Subsidiaries has complied with all material obligations under all material leases to which any of them is a party and under which any of them is in occupancy, and all such leases are in full force and effect. The Borrower and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases.

                 SECTION 3.08. LITIGATION; COMPLIANCE WITH LAWS. (a) There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower or any Subsidiary, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of the Borrower or any Subsidiary (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect.





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                 (b)  Neither the Borrower nor any of the Subsidiaries is in
violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Effect; PROVIDED, that the foregoing is not applicable to ERISA, which is treated separately in
Section 3.12, or to Environmental Laws, which are treated separately in Section
3.16. The Transactions will not violate any law or regulation applicable to or binding upon the Borrower or the Subsidiaries or violate or be prohibited by any law, order, judgment, writ, injunction decree or order of any Governmental Authority applicable to or binding upon the Borrower or the Subsidiaries.

                 SECTION 3.09. AGREEMENTS. (a) Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or is reasonably expected to result in a Material Adverse Effect.

                 (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would be reasonably expected to result in a Material Adverse Effect.

                 SECTION 3.10. FEDERAL RESERVE REGULATIONS. (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                 (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulations G, U and X.





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                 SECTION 3.11.  TAXES.  Each of the Borrower and each
Subsidiary has filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments the validity of which the Borrower or such Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Borrower or such Subsidiary shall, to the extent required by generally accepted accounting principles applied on a consistent basis, have set aside on its books adequate reserves.

                 SECTION 3.12. EMPLOYEE BENEFIT PLANS. Each of the Borrower, the Subsidiaries and their respective ERISA Affiliates is in compliance in all material respects with those provisions of ERISA and the regulations and published interpretations thereunder which are applicable to it. No Reportable Event has occurred with respect to any Plan as to which the Borrower or any Subsidiary or ERISA Affiliate was required to file a report with the PBGC. As of January 1, 1995 the present value of all benefit liabilities under each Plan maintained by the Borrower or any ERISA Affiliate (based on those assumptions used to fund such Plan) did not exceed by more than $15,000,000 the value of the assets of such Plan. None of the Borrower and the ERISA Affiliates has incurred any Withdrawal Liability that could result in a Material Adverse Effect. None of the Borrower and the ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization has resulted or can reasonably be expected to result through increases in the contributions required to be made to such Plan or otherwise in a Material Adverse Effect.

                 SECTION 3.13. NO MATERIAL MISSTATEMENTS. No information, report, financial statement, exhibit or schedule furnished on or prior to the date hereof by or on behalf of the Borrower or any Subsidiary to the Agent or any Bank in connection with the negotiation of any Loan Document or included in such Loan Document or delivered pursuant thereto and no information, report, financial statement, exhibit or schedule delivered pursuant to this Agreement after the date hereof contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the





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                                                                              38


statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representation and warranty contained in this Section 3.13 shall not apply to any financial or other business projections or pro forma financial statements delivered at any time. All financial or other business projections and pro forma financial statements provided to the Banks by the Borrower from time to time have been prepared in good faith based on estimates, information and assumptions which the Borrower in good faith believes to be reasonable and which the Borrower will, upon the request at any time of the Agent or any Bank, disclose and discuss with such person or its authorized representatives any of such estimates, information and assumptions.

                 SECTION 3.14. INVESTMENT COMPANY ACT AND PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" within the meaning of, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

                 SECTION 3.15. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans only for the general corporate purposes of the Borrower and the Subsidiaries.

                 SECTION 3.16. ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth in Schedule 3.16, the Borrower and each Subsidiary has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Except as set forth in Schedule 3.16, neither the Borrower nor any Subsidiary has received notice of any material failure so to comply. Except as set forth in Schedule 3.16, the Borrower's and the Subsidiaries' plants do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or employee health and safety, in violation of any law or regulations which violations the Borrower reasonably





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                                                                              39


believes either individually or in the aggregate, will have a Material Adverse Effect. Except as set forth in Schedule 3.16, the Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in a Material Adverse Effect.


                                   ARTICLE IV

                             Conditions of Lending
                             ---------------------
                 The obligations of the Banks in respect of each Borrowing shall be subject to satisfaction of the following conditions precedent:

                 SECTION 4.01. ALL BORROWINGS. On the date of each Borrowing, including each Borrowing in which Revolving Loans are refinanced with new Loans as contemplated by Section 2.02(d):

                 (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03.

                 (b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly and solely to an earlier date).

                 (c) The Borrower shall be in compliance with all the terms and provisions set forth herein as in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

                 (d) The Banks shall have received such other instruments and documents as they may have reasonably requested from the Borrower in connection with the Loans to be made on such date.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of





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such Borrowing as to the matters specified in paragraphs (b) and (c) of this
Section 4.01.

                 SECTION 4.02.  FIRST BORROWING.  On the date hereof:

                 (a) Each Bank shall have received a duly executed Note complying with the provisions of Section 2.04.

                 (b) The Agent shall have received the favorable written opinion of Frank L. Hartman, Counsel to the Borrower, to the effect set forth in Exhibit D hereto which shall be dated the date hereof, addressed to the Banks and satisfactory to the Banks.

                 (c) The Agent shall have received (i) a copy of the certificate of incorporation or articles of incorporation, as the case may be, as amended, of the Borrower certified by the Secretary of State of the state of its incorporation as of a recent date, and a certificate as to the good standing of and charter documents filed by the Borrower from such Secretary of State, dated as of a recent date;
         (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Borrower as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions of such corporation described in item (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of all Loan Documents, the Borrowings by the Borrower hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or articles of incorporation of the Borrower have not been amended since the date of the certification thereof furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection therewith; (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of the Borrower; and (iv) such other documents as the Banks or their counsel or Cravath, Swaine & Moore, counsel for or the Agent, may reasonably request.





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                                                                              41



                 (d) The Revolving Credit Commitment (as defined in the Existing Credit Agreement) of each bank under the Existing Credit Agreement shall have been terminated on the date hereof, all Revolving Credit Loans (as defined in the Existing Credit Agreement) outstanding and other amounts owed to the banks thereunder (including Term Loans (as defined in the Existing Credit Agreement) outstanding) shall have been paid in full on the date hereof.

                 (e) All legal matters incident to the Loan Documents, the Loans to be made on such date and the Transactions shall be satisfactory from a legal point of view to Cravath, Swaine & Moore, counsel for the Agent.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------
                 The Borrower covenants and agrees with each Bank that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, or any Fee, or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Banks shall otherwise consent in writing, it will, and will cause each Subsidiary to:

                 SECTION 5.01. CORPORATE EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted by Section 6.03.

                 SECTION 5.02. BUSINESSES AND PROPERTIES. At all times do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits (including those required under Environmental Laws), franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its businesses; defend all the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any Governmental Authority; maintain and operate such businesses in substantially the manner in which they are presently maintained and operated, subject to changes in the ordinary course of business; comply in all material respects with all laws, rules, regulations and orders, whether Federal, state, local or





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                                                                              42


foreign (including, without limitation, Environmental Laws), applicable to the operation of such businesses whether now in effect or hereafter enacted; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses.

                 SECTION 5.03. INSURANCE. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, in the same manner and to the same extent as is customary with companies similarly situated and in the same or similar businesses, (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and (d) maintain such other insurance as may be required by law or any other Loan Document or as may be reasonably requested by the Required Banks for purposes of assuring compliance with this Section 5.03.

                 SECTION 5.04. OBLIGATIONS AND TAXES. Pay and discharge promptly when due all Indebtedness and other obligations, including taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such Indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or Subsidiary shall, to the extent required by generally accepted accounting principles applied on a





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consistent basis, have set aside on its books adequate reserves with respect thereto.

                 SECTION 5.05. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, furnish to the Agent and each of the Banks:

                 (a) within 90 days after the end of each fiscal year (being December 31 in each calendar year), its consolidated balance sheets and consolidated income statements showing the financial condition of the Borrower and the Subsidiaries as of the close of such fiscal year and the results of their operations during such year and a consolidated statement of cash flows, as of the close of such fiscal year, all the foregoing financial statements to be audited by Ernst & Young or other independent certified public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements present fairly the financial condition and results of operations of such person on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and to be in form reasonably acceptable to the Required Banks;

                 (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheets, consolidated income statements and consolidated statements of cash flows showing the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis as of the end of each such quarter and for such quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting fairly the financial position and results of operations of the Borrower and the Subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case subject to normal year-end audit adjustments;

                 (c) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, as shall be filed by the Borrower or any Subsidiary with the Securities and





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                                                                              44


         Exchange Commission or with any national securities exchange or, in the case of the Borrower, distributed to its shareholders;

                 (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate furnished by the independent accountants referred to in paragraph (a) above may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that to the best of its or his knowledge no Event of Default or Default has occurred, (ii) in the case of a certificate of a Financial Officer of the Borrower, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (iii) setting forth the ratio of Total Indebtedness to the sum of Consolidated Tangible Net Worth plus Total Indebtedness as of the date of the balance sheet included in such financial statements;

                 (e) concurrently with any delivery under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower demonstrating compliance, as of the date of the financial statements being furnished at such time, with the covenants set forth in Sections
         6.06 and 6.07; and

                 (f) promptly, from time to time, such other information regarding the compliance by the Borrower with the terms of any Loan Document or the affairs, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries as the Agent or any Bank may reasonably request.

                 SECTION 5.06. LITIGATION AND OTHER NOTICES. Give the Agent and each Bank prompt written notice of the following:

                 (a) the filing or commencement of, or notice of intention of any person to file or commence, any action, suit or proceeding against the Borrower or any Affiliate, whether at law or in equity or by or before any Governmental Authority which, if adversely determined, would result in a Material Adverse Effect;





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                                                                              45


                 (b) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) which is proposed to be taken with respect thereto; and

                (c) any development that has resulted in, or is reasonably anticipated to result in, a Material Adverse Effect.

                 SECTION 5.07. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent and each Bank (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $3,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

                 SECTION 5.08. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain financial records in accordance with generally accepted accounting practice and,





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                                                                              46


upon reasonable notice, at all reasonable times and as often as any Bank may reasonably request, permit any authorized representative designated by such Bank to visit and inspect the properties and financial records of the Borrower or any Subsidiary, and to make extracts from such financial records and permit any authorized representative designated by such Bank to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and its independent public accountants.

                 SECTION 5.09. USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes set forth in Section 3.15.


                                   ARTICLE VI

                               Negative Covenants
                               ------------------
                 The Borrower covenants and agrees with each Bank that, so long as this Agreement shall remain in effect, or the principal of or interest on any Loan, or any Fees, expense or amount payable hereunder shall be unpaid, unless the Required Banks shall otherwise consent in writing, the Borrower will not, and it will not cause or permit any Subsidiary to, either directly or indirectly:

                 SECTION 6.01. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including, without limitation, stock of any direct or indirect subsidiary, but not including any shares of capital stock of the Borrower held as treasury stock) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

                 (a) any Lien or privilege vested in any lessor, licensor or permittor for rent or royalties to become due or for other obligations or acts to be performed, the payment of which rent or royalties to become due or the performance of which other obligations or acts is required under leases, sub-leases, licenses or permits, so long as the payment of such rent or royalties or the performance of such other obligation or act is not delinquent;

                 (b) pledges and deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, old-age pensions





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                                                                              47


         and other social security benefits and Voluntary Employee Benefit Act Trusts established pursuant to collective bargaining agreements;

                 (c) deposits to secure the performance of bids, tenders, leases (other than Capital Lease Obligations), trade contracts (other than for Indebtedness), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

                 (d) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors' or other like Liens arising in the ordinary course of business and securing obligations which are not yet due or which are being contested in compliance with
         Section 5.04;

                 (e) Liens securing the payment of taxes, assessments and governmental charges or levies, either not yet due or which are being contested in compliance with Section 5.04;

                 (f) zoning restrictions, easements, rights-of-way, restrictions on the use of property or other similar minor irregularities of title or encumbrances, which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or Subsidiary;

                 (g) any Lien on property or assets existing at or prior to the time such property is acquired by the Borrower or Subsidiary; PROVIDED, in each case, that (i) such Liens were not created in contemplation of or in connection with such acquisition by such person and (ii) such Lien shall not apply to any other property of the Borrower or Subsidiary;

                 (h) purchase money security interests in property hereafter acquired by the Borrower or any Subsidiary; PROVIDED that (i) such security interests were incurred, and the Indebtedness secured thereby was created, substantially simultaneously with the acquisition of such property by the Borrower or such Subsidiary, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or fair market value





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         of such property at the time of acquisition and (iii) such purchase money security interests shall not apply to any other property of the Borrower or such Subsidiary;

                 (i) any Lien in any mining lease or in any direct or indirect ownership interest in mining properties or in any stock or securities of or partnership interest in or advance to or contractual rights against any entity formed to engage in mining operations, provided that the Borrower or a Subsidiary either owns an equity interest in or acts as manager of such entity, created in connection with the financing or joint ownership arrangements of such entity;

                 (j) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth on Schedule 6.01, PROVIDED that such Liens shall secure only those obligations which they secure on the date hereof;

                 (k) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (j) of this Section 6.01, but only to the extent that no Event of Default shall have occurred or be continuing at the time of any such extension, renewal or replacement; PROVIDED that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced; and

                 (l) Liens securing Indebtedness of the Borrower otherwise prohibited by this Section 6.01, but only to the extent that (A) no Event of Default shall have occurred or be continuing at the time such Indebtedness is incurred and such Lien is created, incurred or assumed and (B) the aggregate amount of (1) all Indebtedness secured by Liens permitted under this clause (1) and (2) all Attributable Debt of the Borrower and the Subsidiaries does not exceed 15% of Consolidated Tangible Net Worth.

                 SECTION 6.02. SALE AND LEASEBACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real





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or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback Transaction"); PROVIDED that the Borrower or a Subsidiary may enter into any Sale and Leaseback Transaction if (a) at the time of such Transaction no Event of Default shall have occurred and be continuing, and (b) the aggregate amount of (i) all Indebtedness secured by Liens permitted under clause (1) of Section 6.01 and (ii) all Attributable Debt of the Borrower and the Subsidiaries does not exceed 15% of Consolidated Tangible Net Worth.

                 SECTION 6.03. MERGERS AND ACQUISITIONS. Acquire all or a substantial part of the capital stock or assets of any other person (whether in one transaction or a series of transactions), or merge or consolidate with or into any other person or take any other action having a similar effect; PROVIDED, HOWEVER, that, so long as no Event of Default (other than an Event of Default that would, but for this proviso, arise solely under this Section 6.03) and no Default (other than a Default that would, but for this proviso, become an Event of Default solely under this Section 6.03) shall have occurred and be continuing, both before and after giving effect thereto, this provision shall not prohibit (i) any such merger or acquisition in which the surviving entity is the Borrower or a Subsidiary or (ii) any such merger, consolidation or other action having a similar effect, by a Subsidiary in which the Subsidiary is not the surviving entity, which would not result in the violation of the covenants set forth in Section 6.04 below. The Borrower shall furnish to the Agent and each of the Banks upon the consummation of a transaction under the proviso of this Section 6.03, a certificate of a Financial Officer of the Borrower demonstrating compliance, as of the date of the consummation of such transaction but after giving effect to such transaction, with the covenants set forth in Sections 6.06 and 6.07.

                 SECTION 6.04. DISPOSITION OF ASSETS. Sell, lease, transfer, assign or otherwise dispose of (including any of the foregoing effected by means of a merger, consolidation or other action having a similar effect by a Subsidiary, it being agreed that any merger, consolidation or other action having a similar effect by a Subsidiary shall be deemed to constitute a sale of such Subsidiary by the owners of the capital stock of such Subsidiary) all or a





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substantial part (defined to be in excess of 10% of consolidated total assets as determined in accordance with generally accepted accounting principles) of the assets of the Borrower and its Subsidiaries (other than: in the ordinary course of business; in a transaction described in clause (i) of the PROVISO to
Section 6.03 above; non-cash trades of mining partnership interests in accordance with past practices; any other dividend or distribution, including regular quarterly cash dividend payments, made to the shareholders of the Borrower; or any issuance or sale by the Borrower of its capital stock, or of rights or options to acquire such capital stock, including any capital stock now or hereafter held by the Borrower as treasury shares) in any given fiscal year and provided that such disposition of substantial assets on a cumulative basis from the date of this Agreement shall not exceed 25% of consolidated total assets as of the end of the fiscal quarter preceding each sale, except that: (x) any Subsidiary, other than the Borrower, may sell, lease, transfer, assign or otherwise dispose of its assets to the Borrower or any other Subsidiary; and (y) the Borrower or any Subsidiary may sell, lease, transfer, assign or otherwise dispose of assets (provided that any transfer of assets of the Borrower directly held or owned by the Borrower to a Subsidiary, other than advances of funds by the Borrower to its Subsidiaries, must be for consideration (and not merely as a contribution to capital) and must comply with Section 6.08) in excess of the limitations set forth above if the proceeds of such dispositions are (i) used to purchase other property of a similar nature of at least equivalent value within one year of such sale; or (ii) used to prepay Senior Debt; PROVIDED, that at least the Applicable Percentage of any proceeds applied pursuant to the foregoing clause (ii) will be applied to prepay Loans under the Agreement (to the extent such Loans are outstanding), and the Commitments (to the extent they remain in effect) shall be permanently reduced by an amount equal to the Adjusted Applicable Percentage of such proceeds. For purposes of the foregoing, "Applicable Percentage" shall mean a fraction (expressed as a percentage) calculated prior, and without giving effect, to any prepayments made or to be made out of such proceeds, of which
(A) the numerator shall be the aggregate principal amount of the Loans then outstanding hereunder and (B) the denominator shall be the aggregate principal amount of all Senior Debt then outstanding, and "Adjusted Applicable Percentage" shall mean a fraction (expressed as a percentage) calculated prior, and without giving effect, to any prepayments made or to be made out of such proceeds, of





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which (C) the numerator shall be the sum of (1) the aggregate principal amount of the Loans outstanding hereunder and (2) the aggregate amount by which the Commitments exceed such outstanding Loans and (D) the denominator shall be the sum of (x) the amounts referred to in clause (2) of the preceding clause (C) and (y) the aggregate principal amount of all Senior Debt then outstanding; PROVIDED, that if the aggregate Commitments in effect at such time do not exceed the aggregate principal amount of the Loans then outstanding, the Adjusted Applicable Percentage shall be equal to the Applicable Percentage.

                 SECTION 6.05. LINE OF BUSINESS. Engage in any business activities or operations substantially different from and not reasonably related to its current activities and operations.

                 SECTION 6.06. CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth to be less at any time than (a) during the fiscal year ending December 31, 1994, $250,000,000 or (b) during any subsequent fiscal year, an amount equal to (i) the Consolidated Tangible Net Worth required to be maintained under this Section during the immediately preceding fiscal year plus (ii) 50% of Consolidated Net Income, if positive, for such immediately preceding fiscal year and any loss shall not reduce any other amount added for any fiscal year.

                 SECTION 6.07. RATIOS. (a) Permit the ratio of Total Indebtedness to the sum of (i) Consolidated Tangible Net Worth plus (ii) Total Indebtedness at any time to exceed .45:1.0.

                 (b) Permit the ratio of (i) the sum of (A) the aggregate principal amount of all Indebtedness of Subsidiaries (excluding any Indebtedness described in Schedule 6.07 and otherwise existing on the date hereof in an aggregate amount not to exceed $30,000,000 and (B) the aggregate principal amount of all Indebtedness secured by Liens permitted under 6.01(l) to (ii) Consolidated Tangible Net Worth at any time to exceed .20:1.0.

                 SECTION 6.08. TRANSACTIONS WITH AFFILIATES. Sell or transfer any assets to, or purchase or acquire any assets of, or otherwise engage in any other material transactions with, any of its Affiliates, except at prices not less favorable to the Borrower (or any Subsidiary, in any





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transaction involving such Subsidiary and any Affiliate that is not also a
Subsidiary of the Borrower) than fair market prices and on terms and conditions not less favorable to the Borrower (or any Subsidiary, in any transaction involving such Subsidiary and any Affiliate that is not also a Subsidiary of the Borrower) than could be reasonably obtained on an arm's-length basis from unrelated third parties; PROVIDED, that any such transaction with Affiliates shall be assessed in light of, and taking into consideration, all related transactions with the relevant Affiliate or Affiliates (including its or their Affiliates).

                 SECTION 6.09. FISCAL YEAR; ACCOUNTING. Change its fiscal year or method of accounting (other than immaterial changes in methods), except as required or permitted by generally accepted accounting principles; provided that any such voluntary change shall not substantially affect compliance with Sections 6.06 and 6.07.


                                  ARTICLE VII

                                    Defaults
                                    --------
                 In case of the happening of any of the following events ("Events of Default"):

                 (a) any representation or warranty made, or deemed made, in or in connection with any Loan Document or the Borrowings hereunder, or in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document or the Borrowings hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                 (b) default shall be made in the payment of any principal of any Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise when and as the same shall become due and payable;

                 (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such





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         default shall continue unremedied for a period equal to the longer of
         (i) three days and (ii) two Business Days;

                 (d) default shall be made in the due observance of any covenant, condition or agreement contained in Section 5.06 or Article VI;

                 (e) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of the Borrower or any Subsidiary pursuant to the terms of this Agreement or any other Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 20 days after notice thereof from any Bank to the Borrower;

                 (f) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any proceeding or the filing of any petition referred to in
         (h) below, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, or admit in writing its inability, or fail generally, to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

                 (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary or of a substantial part of any of its property or assets, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar





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                                                                              54


         official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                 (h) the Borrower or any Subsidiary (i) shall fail to pay any amount of principal of or interest on any of its Indebtedness in a principal amount in excess of $1,000,000, when and as the same shall become due and payable, or (ii) shall fail to observe or perform any term, covenant or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, if the effect thereof is to cause or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) to cause (with or without notice or lapse of time or both), such Indebtedness to become due prior to its stated maturity;

                 (i) a Reportable Event or Reportable Events or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code) shall have occurred with respect to any Plan or Plans that results in or reasonably could be expected to result in liabilities of the Borrower and the Subsidiaries to the PBGC or to a Plan or Plans in an aggregate amount in excess of $3,000,000 and, within 30 days after the reporting of such Reportable Event or Reportable Events to the Agent or after receipt by the Agent of the statement required pursuant to Section 5.07(b)(iii) hereof, the Agent shall have notified the Borrower in writing that (i) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for (A) termination of such Plan or Plans by the PBGC, (B) the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) the imposition of a lien in favor of the Plan or Plans and (ii) as a result of such determination, an Event of Default exists hereunder; or the PBGC shall have instituted proceedings to terminate any Plan or Plans, or a trustee shall have been appointed by a United States District Court to administer any Plan or Plans;





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                                                                              55



                 (j) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $5,000,000 or requires payments exceeding $2,500,000 in any year;

                 (k) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $2,500,000;

                 (l) (i) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (exclusive of amounts paid or covered by insurance to the satisfaction of the Required Banks) shall be rendered by a court or other tribunal against the Borrower or (ii) one or more judgments for the payment of money with respect to which the aggregate amount of the Borrower's or any Subsidiary's share (calculated by multiplying the aggregate percentage interest of the Borrower and the Subsidiaries in the entity or entities against which such judgment or judgments are rendered by the aggregate amount of such judgment or judgments) is in excess of $1,000,000 (exclusive of amounts paid or covered by insurance to the satisfaction of the Required Banks), and in each case the same shall remain undischarged for a period of 60 consecutive days during which execution of any such judgment shall not have been effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment;





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                                                                              56


                 (m) any of the Loan Documents shall cease to be, or shall be asserted by the Borrower not to be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms; or

                 (n) there shall have occurred a Change in the Control of the Borrower;

then, and in any such event (other than an event with respect to the Borrower described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Banks shall, by notice to the Borrower, take either or both of the following actions at the same or different times: (i) terminate forthwith the Commitments of the Banks, and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued Fees in respect thereof, and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, including, without limitation, notice of intent to accelerate or notice of acceleration, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Note to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (f) or (g) above, the Commitments of the Banks shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan document, shall automatically become due and payable, all without presentment, demand, protest or other notice of any kind, including, without limitation, notice of intent to accelerate or notice of acceleration, all of which are hereby expressly waived by the Borrower, anything contained in any Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                                   The Agent
                                   ---------
                 In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Agent on behalf of the Banks. Each of the Banks, and





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                                                                              57


each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Agent to take such actions on behalf of such Bank or holder and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent.

                 Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Note. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by





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the proper person or persons.  Neither the Agent (in its capacity as such) nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                 The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks.

                 Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a bank organized in the United States having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                 With respect to the Loans made by it hereunder and the Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept





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deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent.

                 Each Bank agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Banks by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Borrower and
(ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

                 Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.





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                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

                 SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, delivered by telex, telecopier, graphic scanning or other telegraphic communications equipment) addressed,

                 (a) if to the Borrower, at Cleveland-Cliffs Inc, 18th Floor-Diamond Building, 1100 Superior Ave.,
           Cleveland, Ohio 44114-2589;
                      Attention of Secretary
                      Telecopy No.: (216) 694-6741
                      Confirm: (216) 694-5473

                 (b) if to the Agent, at Chemical Bank, 270 Park Avenue, New York, New York 10017;
                       Attention of Rohan Paul
                       Telecopy No.: (212) 270-2555
                       Confirm: (212) 270-7665

                 (c) if to any Bank, at its address set forth in Schedule 2.01.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                 SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of Loans, the execution and delivery to the Banks of the Notes evidencing such Loans, regardless of any investigation made by the Banks or on their behalf, and





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                                                                              61


shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, or any Fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid, and so long as the Commitments have not been terminated.

                 SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Bank, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Banks and the Banks may assign their rights hereunder or interests herein only in compliance with Section 9.04.

                 SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                 (b) Each Bank may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Bank or an Affiliate of such Bank (other than if at the time of such assignment, such Bank or Affiliate would be entitled to require the Borrower to pay greater amounts under Section 2.11, 2.12, or 2.17(a), (b) or (c) than if no such assignment had occurred, in which case such assignment shall be subject to the consent requirement of this clause (i)), the Borrower and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld); PROVIDED, that if such assignment may, as of the date of such assignment, result in an increase in the amount of any payment required to be made by the Borrower pursuant to Section 2.11, 2.12 or 2.17(a), (b) or (c) over the amount of such payments that would have been required had such assignment not occurred then, unless the Borrower's written consent to such





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
                                                                              62


assignment specifically contains the Borrower's consent to pay such increased amounts existing on the date of such assignment, such assignee shall be deemed to have irrevocably waived its right to receive, and the Borrower's obligation to pay, any such increased amounts, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $2,500 and (v) the assignee, if it shall not be a Bank, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13, 2.17 and 9.05, as well as to any Fees accrued for its account and not yet paid, to the extent such Fees have not been assigned).

                 (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Credit Loans without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in
(i) above, such assigning Bank makes no representation or warranty and





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
                                                                              63


assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                 (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and





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
                                                                              64


an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a new Note to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. Canceled Notes shall be returned to the Borrower.

                 (f) Each Bank may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Banks (provided that additional amounts payable to any Bank pursuant to Sections 2.13, 2.14 and 2.19 shall be determined as if such Bank had not sold any participations) and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing





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
                                                                              65


any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

                 (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure of information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

                 (h) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release a Bank from any of its obligations hereunder.

                 (i) The Borrower shall not assign or delegate any of its rights or duties hereunder.

                 (j) Except as expressly provided otherwise herein, the costs and expenses associated with any assignment or participation shall be solely for the account of the assigning or participating Bank and/or the assignee or participant, and such parties also shall be solely responsible for effecting such assignment or such sale of a participation in compliance with all applicable requirements of any laws, rules or regulations.

                 SECTION 9.05.  EXPENSES OF THE AGENT AND THE BANKS; INDEMNITY.
(a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions hereby contemplated shall be consummated), including the reasonable fees and disbursements of Cravath, Swaine & Moore, counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, and any expenses incurred by the Agent or any Bank in connection with the enforcement or protection of its rights in connection with





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
                                                                              66


this Agreement, the other Loan Documents, or the Loans made or the Notes issued hereunder or in connection with any pending or threatened action, proceeding or investigation relating thereto, and in connection with any enforcement or protection, the reasonable fees and disbursements of Cravath Swaine & Moore, counsel for the Agent, and any other counsel for the Agent or any Bank. The Borrower further agrees that it shall indemnify the Agent and each Bank from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of any of the Loan Documents.

                 (b) The Borrower agrees to indemnify each Bank and the Agent and their respective directors, officers, employees, agents and affiliates (each an "Indemnified Party") against, and to hold each such Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses (including the allocated fees of inside counsel), incurred by or asserted against such Indemnified Party arising out of, in any way connected with, or as a result of
(i) the execution or delivery of this Agreement, any other Loan Document or any other document contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Commitments) and consummation of the Transactions and the other transactions contemplated hereby and thereby,
(ii) the use of proceeds of the Loans or (iii) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not such Indemnified Party is a party thereto; PROVIDED, HOWEVER, that: (i) such indemnity shall not, as to any Indemnified Party, apply to any such losses, claims, damages, liabilities or related expenses arising from (A) any unexcused breach by such Indemnified Party of any of its obligations under this Agreement or (B) the gross negligence or willful misconduct of such Indemnified Party;
(ii) the Borrower shall not be liable for any settlement effected by an Indemnified Party without the Borrower's prior consent (which shall not be unreasonably withheld); and (iii) the Borrower shall have the right to participate in the defense of any proceeding for which indemnification shall be sought.

                 (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or any other Loan Document, the consummation of the transactions





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
                                                                              67


contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Agent or the Banks. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                 SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

                 SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 9.08. PAYMENTS ON BUSINESS DAYS. Should the principal of or interest on the Notes, or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

                 SECTION 9.09. WAIVERS; AMENDMENT. (a) No failure or delay of the Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Banks hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any





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
                                                                              68


departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Banks; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby, (ii) change or extend the Commitment or decrease the Commitment Fees of any Bank without the prior written consent of the Banks, or (iii) amend or modify the provisions of
Section 2.14, the provisions of this Section or the definition of "Required Banks", without the prior written consent of each Bank; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. Each Bank and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

                 SECTION 9.10. INTEREST RATE LIMITATION. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest payable under the Note held by such Bank, together with all





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
                                                                              69


Charges payable to such Bank, shall be limited to the Maximum Rate.

                 SECTION 9.11. WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

                 SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 SECTION 9.13. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the other Loan Documents, (i) this Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof, (ii) any previous agreement among the parties with respect to the Transactions is superseded by this Agreement and the other Loan Documents and (iii) nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto or thereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                 SECTION 9.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together,





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
                                                                              70


bear the signatures of each of the parties hereto shall have been received by the Agent.

                 SECTION 9.15. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.


                 IN WITNESS WHEREOF, the Borrower, the Agent and the Banks have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                              CLEVELAND-CLIFFS INC,

                                                by  /s/  Cynthia B. Bezik
                                                  --------------------------
                                                  Name:  Cynthia B. Bezik
                                                  Title: Treasurer and Director
                                                         Financial Planning


                                              CHEMICAL BANK, individually
                                                and as Agent,

                                                by  /s/  Theodore L. Parker
                                                  --------------------------
                                                  Name:  Theodore L. Parker
                                                  Title: Vice President


                                              NBD BANK,

                                                by  /s/  Winifred S. Pinet
                                                  --------------------------
                                                  Name:  Winifred S. Pinet
                                                  Title: Vice President


                                              NATIONAL CITY BANK,

                                                by  /s/  Terry A. Wolford
                                                  --------------------------
                                                  Name:  Terry A. Wolford
                                                  Title: Vice President





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
                                                                              71


                                             PNC BANK, NATIONAL ASSOCIATION,

                                              by  /s/  Joseph G. Moran
                                                 --------------------------
                                                 Name:  Joseph G. Moran
                                                 Title: Vice President


                                             THE HUNTINGTON NATIONAL BANK,

                                              by  /s/  Timothy M. Ward
                                                 --------------------------
                                                 Name:  Timothy M. Ward
                                                 Title: Assistant Vice President


                                             SOCIETY NATIONAL BANK,

                                              by  /s/  William J. Kysela
                                                 --------------------------
                                                 Name:  William J. Kysela
                                                 Title: Vice President





[6700-089(RM1)/CR01.CNF/7N/4334/9M]

                                                                       EXHIBIT A





                                   [FORM OF]

                                      NOTE


$__________________
New York, New York

                                                              [          ], 1995


                 FOR VALUE RECEIVED, the undersigned, CLEVELAND-CLIFFS INC, an Ohio corporation (the "Borrower"), hereby promises to pay to the order of _______________________ (the "Bank"), at the office of Chemical Bank (the "Agent"), at 270 Park Avenue, New York, New York 10017 (or any other office designated in a notice from the Agent to the Borrower), (i) on the last day of
each Interest Period, as defined in the Credit Agreement dated as of [      ],
1995 (the "Credit Agreement"), among the Borrower, the Banks named therein and the Agent, the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made to the Borrower by the Bank pursuant to the Credit Agreement to which such Interest Period applies and (ii) on the Maturity Date (as defined in the Credit Agreement) the lesser of the principal sum of __________________ Dollars ($______________) and the aggregate unpaid principal amount of all Loans made to the Borrower by the Bank pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

                 The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

                 The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                 All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; PROVIDED, HOWEVER, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

                 This Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


                                           CLEVELAND-CLIFFS INC,

                                             by    ______________________
                                                   Name:
                                                   Title:





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
                                                                               3


                                                       Loans and Payments
                                                       ------------------

                                                       Loans and Payments
                                                       ------------------

                   Amount and Type         Maturity                Payments                 Unpaid Principal      Name of Person
Date               of Loan                 Date                    Principal Interest       Balance of Note       Making Notation
---------------    --------------------    --------------------    ------------------       ---------------       ---------------

[6700-089(RM2)/EXHA.WPF/7N/4334/9M]

                                                                   SCHEDULE 2.01
                                  Commitments


     Name and Address of Bank                    Commitment
     ------------------------                    ----------
CHEMICAL BANK                                    $ 24,000,000
270 Park Avenue
New York, New York 10017

Attention of:  Rohan Paul
Telephone:  (212) 270-7665
Facsimile:  (212) 270-2555

NBD BANK                                         $ 20,000,000
611 Woodward Avenue
Detroit, Michigan 48226

Attention of:  Winifred S. Pinet
Telephone:  (313) 225-1313
Facsimile:  (313) 225-1671

SOCIETY NATIONAL BANK                            $ 20,000,000
Mail Code: OHO1270606
127 Public Square
Cleveland, Ohio 44114-1306

Attention of:  William J. Kysela
Telephone:  (216) 689-5654
Facsimile:  (216) 689-4981

PNC BANK, NATIONAL ASSOCIATION                   $ 12,000,000
One Cleveland Center
1375 East Ninth Street, Suite 1250
Cleveland, Ohio 44114

Attention of:  James A. Wiehe
Telephone:  (216) 348-8590
Facsimile:  (216) 348-8594

HUNTINGTON NATIONAL BANK                         $ 12,000,000
Department Code CM31
917 Euclid Avenue
Cleveland, Ohio 44115

Attention of:  Frank B. Gollinger
Telephone:  (216) 344-6313
Facsimile:  (216) 344-6821

NATIONAL CITY BANK                               $ 12,000,000
1900 East Ninth Street, 10th Floor
Cleveland, Ohio 44114

Attention:  David R. Evans
Telephone:  (216) 575-2356
Facsimile:  (216) 575-9396
                                                 ------------
           Total  . . . . . . . . . . . . . . .  $100,000,000
                                                 ============
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